EXHIBIT 99.3

Celtic Biotech Iowa requests reactivation and transfer of National Drug Code registration

Request made in anticipation of manufacture and commercialization of proprietary pharmaceutical transdermal delivery gel product

FOR IMMEDIATE RELEASE – December 4, 2014, West Des Moines, Iowa

Spotlight Innovation Inc. (OTCQB:STLT) announces that a request was submitted to the Center for Drug Evaluation and Research at the Food and Drug Administration to reactivate and transfer the Celtic Biotech (Ireland) National Drug Code (NDC) registration to Celtic Biotech Iowa Inc. in anticipation of the manufacture and commercialization of a proprietary transdermal delivery gel product. The novel gel formula, originally developed by scientists at Celtic Biotech to facilitate the topical delivery of its proprietary biologic analgesic and anti-inflammatory drugs, is designed to provide a convenient platform for the compounding pharmacy industry to prepare and effectively deliver topical pain medications.

Cris Grunewald, President and CEO of Spotlight Innovation, said, “There is currently a large demand by compounding pharmacies, driven by prescription reimbursement programs, for topical bases to use in the preparation of topical pain medications. Due to its unique formulation, we expect this novel topical delivery gel to become an important product for the compounding pharmacy industry.”

Said Dr. Paul Reid, President of Celtic Biotech Iowa, “This gel formula is the result of extensive research and development, and we are excited for the potential to assist compounding pharmacies in their mission to ensure the safe and effective use of pharmaceutical drugs.”

About Spotlight Innovation Inc.

Spotlight Innovation Inc. (OTCQB: STLT) specializes in identifying, acquiring and incubating companies which have unique intellectual property (IP) in the medical sector. The Company utilizes relationships with the nation’s leading academic and institutional IP developers to locate promising IP technologies with potential for market share capture. With our support, development resources and strategic planning expertise, we believe we can develop IP that will have a positive effect on healthcare. We intend to partner with proven sector leaders on commercialization once technologies are fully developed. Additional information available at http://www.spotlightinnovation.com.

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About Celtic Biotech Iowa Inc.

Celtic Biotech Iowa, Inc., is a subsidiary of Spotlight Innovation Inc. Celtic Biotech Iowa has developed novel, clinical trial-phase therapeutic products for the treatment of cancers and pain in humans. Derived from naturally specialized receptor-binding proteins, these products have the potential to reduce treatment costs, increase survivability, and improve the quality of life for cancer patients. Additional information available at http://www.celticbiotech.com.

Forward Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Source: Spotlight Innovation Inc.

Press Contact

Rene Erickson

Spotlight Innovation Inc.

1-515-274-9087

corpcomm@spotlightinnovation.com

Investor Relations Contact

Mike Reysack

Spotlight Innovation Inc.

1-641-512-1035

investor.relations@spotlightinnovation.com